Exhibit 10.6

Execution Version

TRADEMARK LICENSE AGREEMENT

by and between

INGERSOLL-RAND PLC

and

INGERSOLL-RAND U.S. HOLDCO, INC.

Dated as of  February 29, 2020

i

TRADEMARK LICENSE AGREEMENT, dated as of February 29, 2020 (this “Agreement”), by and between INGERSOLL-RAND U.S. HOLDCO, INC., a Delaware corporation (“Licensor”), and INGERSOLL-RAND PLC, a public limited company incorporated in Ireland (“Licensee”).

RECITALS

WHEREAS, in connection with the contemplated Distribution and related transactions of SpinCo and concurrently with the execution of this Agreement, Licensor and Licensee are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS, pursuant to the Separation Agreement and the other Transaction Documents, as of the Distribution Date, Licensor will be the owner of the Licensed Trademarks; and

WHEREAS, it is the intent of the Parties that Licensor license the Licensed Trademarks to Licensee to continue to use the Licensed Trademarks for a transitional period, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.          Definitions.  As used in this Agreement, the following terms have the meanings set forth below.  Capitalized terms used, but not defined, in this Agreement shall have the meanings ascribed to such terms in the Separation Agreement or any other Transaction Document, as applicable.

“Current Moon Name” means Ingersoll-Rand plc.

“Divested Entity” has the meaning set forth in Section 9.02.

“Domain Names” means Internet domain names, including top level domain names and global top level domain names, URLs, social and mobile media identifiers, handles and tags.

“Licensed Products and Services” means each product manufactured, assembled, offered, sold, distributed or otherwise commercialized and each service offered, provided or otherwise commercialized, in each case by or on behalf of the Moon Business as of immediately prior to the Distribution Time, that contains, bears, displays, uses or is offered, sold, distributed, provided or otherwise commercialized under any Licensed Trademarks.

“Licensed Trademarks” shall mean (a) the Moon Trademarks and (b) any and all other Trademarks owned by Licensor or any member of the SpinCo Group and used by or on behalf of the Moon Business as of immediately prior to the Distribution Time, or at any time during the twelve (12) months prior thereto, including the Trademarks set forth on Schedule A.

“Moon Indemnitees” has the meaning set forth in Section 7.02.

“Moon Trademarks has the meaning set forth in the Intellectual Property Matters Agreement.

“Packaging” means any and all materials in any forms or media used in connection with any products or services, including all packaging, containers, product or service tags, product or service literature, labels, manuals, inserts or other similar materials.

“Party” means either party hereto, and “Parties” means both parties hereto.

“SpinCo Indemnitees” has the meaning set forth in Section 7.01.

“Term” has the meaning set forth in Section 8.01.

“Trademark Guidelines” has the meaning set forth in Section 5.02.

“Trademarks” means trademarks, service marks, trade names, trademark rights in corporate names and dba names, logos, slogans, trade dress, Domain Names or other source identifiers, including any registration or any application for registration therefor, together with all goodwill associated therewith.

ARTICLE II
GRANT

Section 2.01.        Licenses.  Subject to the terms and conditions of this Agreement, effective as of the Distribution Time, Licensor (on behalf of itself and the other members of the SpinCo Group) hereby grants to Licensee and the other members of the Moon Group the following worldwide, non-exclusive, fully paid-up, royalty free, non-sublicensable (except as permitted by Section 2.02), non-assignable and non-transferable (except as permitted by Article IX) and irrevocable (subject to Section 8.02) licenses to use the Licensed Trademarks, solely in a manner consistent with past practice and customary “phase out” use:

(a)         Products and Services: for a period of nine (9) months following the Distribution Date, in connection with the manufacture, assembly, offer for sale, sale, distribution, provision or other commercialization of Licensed Products and Services, including any Packaging therefor;

(b)          Signage: for a period of one (1) year following the Distribution Date, in connection with building signage that contains, bears, displays or uses any Licensed Trademark;

(c)          Online Uses: for a period of ninety (90) days following the Distribution Date, in connection any websites, social media platforms and accounts,Domain Names and email addresses, mobile and other online applications, digital displays and other online materials that contain, bear, display or use any Licensed Trademark, provided that, except with respect to (i) the principal website of the Moon Business located at IngersollRand.com, including any English language webpages directly linked from the homepage of such website or (ii) any United States-based social media accounts of the Moon Business, including Facebook and Twitter, if Licensee makes commercially reasonable efforts to cease such use within the foregoing period, such period shall be deemed extended for so long as Licensee makes such efforts, not to exceed an additional six (6) months;

(d)          Corporate Names: for a period of ninety (90) days following the Distribution Date in the corporate, fictitious or other name of any entity that contains or uses any Licensed Trademark, provided that, if Licensee files such documents and takes such commercially reasonable actions to change such names within ninety (90) days of the Distribution Date and diligently prosecutes such name changes, such ninety (90) day period shall automatically be deemed extended to the extent necessary to accommodate the requirements of or delay in processing such name change by the applicable Governmental Authority, provided, further, that Licensee shall not be obligated to cease use of the Licensed Marks in the corporate names of Ingersoll-Rand Company Chile y Compañia Limitada and Ingersoll-Rand Zimbabwe (Private) Limited solely for so long as and to the extent that such entities are dormant and carry out no business activities, do not trade and receive no income; and

(e)          Other Uses: for a period of (i) one-hundred eighty (180) days following the Distribution Date, in connection with continuing any other uses of any Licensed Trademark as of the date hereof, or at any time during the nine (9) months prior thereto, that are not addressed in the foregoing clauses (a) – (d), including product and sales literature, store displays, billboards, advertisements, vehicle and equipment markings, digital materials, supplies, uniforms, and (ii) ninety (90) days following the date on which the applicable entity name change has been approved by the applicable Governmental Authority as contemplated by the foregoing clause (d), in connection with stationery, purchase orders or similar forms, business cards, invoices, contracts or letterhead and other materials of such entity that purport to represent an affiliation with or the ability to bind Licensor or its Affiliates;

provided, that, in each case of the foregoing clauses (a) – (e), all such uses shall be in a manner consistent with the operation of the Moon Business prior to the Distribution Date; provided, further, that, in each case of the foregoing clauses (a) – (e), or Section 2.05, where Licensee has made reasonable efforts to comply with the applicable time period provided therein, the period of such license shall be deemed extended to the extent of additional periods of time solely as required to comply with applicable Laws or to obtain any license, permit, consent, approval or authorization from an applicable Governmental Authority or, with respect to the foregoing clause (b), any binding contract with any applicable landlord.

Section 2.02.        Service Providers.  The licenses granted to Licensee in Section 2.01(a) and Section 2.01(e) include the right to grant sublicenses to or otherwise authorize use by dealers, distributors, contractors and any other service providers of the Moon Group, in each case, solely for the benefit of the Moon Business and within the scope of the licenses set forth in Section 2.01 above, and provided that Licensee shall be liable hereunder for any action or inaction by any such sublicensee that would breach this Agreement if committed by Licensee.  Any purported sublicense in violation of this Section 2.02 shall be null and void ab initio and of no force and effect.

Section 2.03.        Efforts to Remove. Notwithstanding Section 2.01, Licensee shall use commercially reasonable efforts to cease any public-facing uses of the Licensed Trademarks by any member of the Moon Group as soon as reasonably practicable following the Distribution Date.  Notwithstanding the foregoing or anything else to the contrary herein, nothing herein shall require the Moon Group to transition from or cease any uses of any Licensed Trademarks in any internal or non-public-facing systems, Software, archives, facilities, manuals, policies or similar documents, records or other materials that are not public-facing.

Section 2.04.        No Implied Licenses.  Nothing contained in this Agreement shall be construed as conferring any rights (including the right to sublicense) by implication, estoppel or otherwise, under any Intellectual Property Rights, other than as expressly granted in this Agreement, and all other rights under any Intellectual Property Rights licensed to a Party or the members of its Group hereunder are expressly reserved by the Party granting the license.  All goodwill generated by Licensee’s and the Moon Group’s use of the Licensed Trademarks inures solely to the benefit of Licensor.

Section 2.05.          Moon plc Name.  Subject to the terms and conditions of this Agreement, solely in the event that the Moon Name Change (as defined in the Merger Agreement) has not occurred as of the Distribution Time, notwithstanding Section 2.01(d), Licensor (on behalf of itself and the other members of the SpinCo Group) hereby grants to Licensee a worldwide, non-exclusive, fully paid-up, royalty free, non-sublicensable (except as permitted by Section 2.02), non-assignable and non-transferable (except as permitted by Article IX) and irrevocable license to use the Current Moon Name solely (i) as the legal entity name of Moon; and (ii) to the minimum extent required by applicable Laws for Licensee to operate its business; in each case, until such time as Licensee changes the Current Moon Name to a Permitted Moon Name (as that term is defined in the Merger Agreement) and for ninety (90) days thereafter (subject to the second proviso of Section 2.01).  The foregoing license shall be subject to all other terms and conditions of this Agreement (except the last sentence of Section 8.02), and the Current Moon Name shall be deemed a Licensed Trademark for all purposes herein (other than Section 2.01(d)).  For clarity, for purposes of this Section 2.05, use “to the minimum extent required by applicable Laws” means use to the extent necessary to operate its business in compliance with applicable Laws, and, unless otherwise required by applicable Law, in non-stylized plain text, in the least prominent size and location, and the lowest quantity of uses required to comply with applicable Law.  To the fullest extent permitted by applicable Law and reasonably practicable, Licensee shall use together with the Current Moon Name (i) a dba name that includes a Permitted Moon Name (once the Permitted Moon Name has been finally selected and approved by Moon) and (ii) the unique numerical identifier associated with the Current Moon Name as registered with the applicable Governmental Authority in the Republic of Ireland, in each case, to indicate the use of the Current Moon Name as a corporate name.  For further clarity, the license in this Section 2.05 permits use by Licensee only as a corporate name and not any other form of Trademark, without limiting any of Licensee’s other rights and licenses under this Agreement.  If the Moon Name Change has taken effect as of the Distribution Time, the license in this Section 2.05 shall be null and void ab initio, and the Current Moon Name shall be deemed a Licensed Trademark for all purposes hereunder.

ARTICLE III
CERTAIN COVENANTS

Section 3.01.        Restrictions on Use.  Except as expressly permitted in this Agreement, Licensee shall:

(a)           not use any of the Licensed Trademarks in a way that would (i) tarnish or disparage a Licensed Trademark or (ii) dilute the value, reputation or distinctiveness of any Licensed Trademark; or

(b)          not adopt, use, register or file applications to register, acquire or otherwise obtain, in any jurisdiction, any Trademark or Domain Name that consists of, incorporates or is confusingly similar to any Licensed Trademark;

(c)           use the Licensed Trademarks in accordance with all applicable Laws in effect at the time of such use; and

(d)           use all notices and legends reasonably requested by Licensor, including those required by applicable Law;

provided, however, that, for clarity, any uses of the Licensed Trademarks that are consistent with the operation of the Moon Business prior to the Distribution Date shall not be restricted by Section 3.01(a) or (d).

Section 3.02.          Enforcement. Licensee shall notify Licensor in writing upon Licensee obtaining any knowledge of infringement, or possible infringement, of the Licensed Trademarks during the Term of this Agreement.  Licensor shall have no obligation to take any action against any third party with respect to the Licensed Trademarks, but should Licensor take action, Licensee will fully cooperate with Licensor at Licensor’s expense.

ARTICLE IV
OWNERSHIP

Section 4.01.        Ownership.  Licensee acknowledges that, as between the Parties, the Licensed Trademarks are the exclusive and sole property of Licensor.  Nothing in this Agreement shall confer in Licensee any right of ownership in any Licensed Trademarks.  Licensee shall not dispute or contest, directly or indirectly, (i) Licensor’s ownership of the Licensed Trademarks or (ii) the validity or enforceability of the Licensed Trademarks. For clarity, in the event of Licensee’s continued use of the Current Moon Name, Licensee’s ownership of the corporate registration for such Current Moon Name does not affect Licensor’s ownership of the Moon Trademarks incorporated therein.

Section 4.02.          No Obligation to Prosecute or Maintain Trademarks.  Neither Party nor any member of its Group shall have any obligation to seek, perfect or maintain any protection for any of the Licensed Trademarks. Licensee shall have no right, and Licensor shall have the sole right, but not the obligation, to file, prosecute until registration, register, maintain, renew and assert against third parties all registrations, applications and reservations of all Trademarks containing or comprising the Licensed Trademarks.

ARTICLE V
QUALITY CONTROL

Section 5.01.        Quality Control Standards.  Licensee shall manufacture, assemble, distribute and provide the Licensed Products and Services according to a level of quality that is substantially consistent with the quality of the Moon Business during the twelve (12) months prior to the Distribution Date. Upon Licensor’s reasonable request, Licensee shall, at Licensor’s sole expense, provide Licensor representative samples of any goods, literature, brochures, letterhead, business cards, signage, or advertising material bearing the Licensed Trademarks that have not previously been provided to Licensor.

Section 5.02.        Conditions Applicable to the Appearance of the Licensed Trademarks. Licensee agrees to comply with the trademark guidelines in effect for the Moon Business (or any applicable portion thereof), if any, during the twelve (12) months prior to the Distribution Date with respect to the appearance and manner of use of the Licensed Trademarks (“Trademark Guidelines”).  Any material changes to any form of use of the Licensed Trademarks not provided for herein, contemplated by the Separation Agreement or any other Transaction Document or otherwise consistent with the Trademark Guidelines shall be adopted by Licensee only upon prior written approval of Licensor, such approval not to be unreasonably withheld, conditioned or delayed.

Section 5.03.        Registered User Agreements. To the extent required by applicable Law, Licensee shall execute registered user agreements and similar documents required by Licensor in order to protect or enhance Licensor’s title and rights in the Licensed Trademarks, in each case to the extent consistent with past practice of the Moon Business during the twelve (12) months prior to the Distribution Date.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.01.        Disclaimer of Representations and Warranties.  Licensee (on behalf of itself and each other member of its Group) acknowledges and agrees that Licensor makes no representations or warranties whatsoever, including any implied warranties of merchantability, fitness for a particular purpose, title, registerability, allowability, enforceability or non-infringement, as to any Licensed Trademarks, or any other matter concerning, any Licensed Trademarks.

ARTICLE VII
INDEMNIFICATION

Section 7.01.        Indemnification by Licensee.  Licensee shall indemnify, defend and hold harmless any Indemnified Party of SpinCo (collectively, the “SpinCo Indemnitees”) from and against any and all Liabilities of the SpinCo Indemnitees relating to, arising out of or resulting from (i) Licensee’s breach of this Agreement or (ii) the Moon Group’s use of any Licensed Trademark or conduct of its business under the Licensed Trademarks hereunder.

Section 7.02.          Indemnification by Licensor.  Licensor shall indemnify, defend and hold harmless any Indemnified Party of Moon (collectively, the “Moon Indemnitees”) from and against any and all Liabilities of the Moon Indemnitees to the extent that it is based upon (i) Licensor’s breach of this Agreement or (ii) the SpinCo Group’s or Clover’s or its Subsidiaries’ use of any Licensed Trademark, except to the extent the claim relates to a breach by Moon under the Merger Agreement.

Section 7.03.          Limitation on Liability. Except as may expressly be set forth in this Agreement, in no event shall any Party have any Liability pursuant to this Agreement for any lost profits or opportunity costs, or any special, punitive or consequential damages (except in any such case to the extent assessed in connection with a Third Party Claim or except in the case of consequential damages to the extent such damages are the reasonable and foreseeable result of the matter in question).

ARTICLE VIII
TERM AND TERMINATION

Section 8.01.        Term.  The term of this Agreement shall begin as of the Distribution Date and shall expire on the later date of (i) the expiration of last of the periods set forth above in Section 2.01 and (ii) the expiration of the license granted in Section 2.05 (the “Term”).

Section 8.02.        No Termination.  The Parties acknowledge and agree that the licenses granted hereunder are irrevocable during the Term, and this Agreement may not be terminated prior to the expiration of the Term in Section 8.01, except by an agreement in writing signed by a duly authorized officer of each of the Parties.  Subject to the next sentence, in the event of a breach of this Agreement, the sole and exclusive remedy of the non-breaching Party shall be to recover monetary damages and/or to obtain injunctive or equitable relief in accordance with Sections 10.02 and 10.09.  Notwithstanding the foregoing, Licensor may terminate this Agreement (except the license in Section 2.05, which shall not be subject to termination for any reason) with immediate effect if a court of competent jurisdiction rules by non-appealable final order that Licensee has committed an intentional, material breach of this Agreement in connection with uses of the Licensed Trademarks that are not consistent with the operation of the Moon Business prior to the Distribution Date, such breach materially harms the Licensed Trademarks and such breach cannot be cured.

Section 8.03.         Non-Trademark Uses.  Notwithstanding anything in this Agreement to the contrary, and without limiting the rights otherwise granted in Article II, nothing herein shall impair the rights of the Moon Group to: (i) use and make factual references to any Licensed Trademarks or any corporate, fictitious or other names of any member of the Moon Group or SpinCo Group in a non-trademark manner, including any use in corporate or financial records, tax or regulatory filings and other similar materials or (ii) make any use of any Trademark that may be required under applicable Laws, or make “fair use” of any Trademark.

Section 8.04.        Effect of Expiration.  After the expiration of the Term, Licensee and the Moon Group shall no longer have the licenses granted hereunder to use the Licensed Trademarks.  Expiration of the Term shall be without prejudice to any rights of a Party accruing prior to such expiration.

Section 8.05.          Survival.  Notwithstanding anything in this Agreement to the contrary, Article I, Section 4.01, Article VII, this Article VIII, Article IX and Article X shall survive the expiration or any termination of this Agreement.

ARTICLE IX
TRANSFERABILITY AND ASSIGNMENT

Section 9.01.          Assignment.  Except as expressly set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement, including the licenses granted pursuant to this Agreement, shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may assign this Agreement, in whole or in part, without prior written consent (a) in connection with (i) one or more merger transactions in which such assigning Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets or (ii) one or more sales of such Party’s businesses or lines of business, or of all or substantially all of such Party’s assets or (b) to such Party’s Affiliates. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.  No assignment permitted by this Section 9.01 shall release the assigning Party from liability for full performance of its obligations under this Agreement prior to such assignment date, but shall release such Party from liability arising after such date.

Section 9.02.          Divested Businesses.  In the event a Party divests a business by (a) spinning off a member of its Group by its sale or other disposition to a third party or (b) reducing ownership or control in a member of its Group so that it no longer qualifiers as a member of its Group under this Agreement (each such divested entity, a “Divested Entity”), the Divested Entity shall retain those licenses granted to it under this Agreement; provided that the license shall be limited to the business of the Divested Entity as of the date of divestment and the natural or reasonable extensions and evolutions thereof.  The retention of any license rights herein is not subject to the consent of the other Party, but is subject to the Divested Entity’s delivery to the non-retaining Party, within 90 days of the effective date of such divestment, of a duly authorized, written undertaking, agreeing to be bound by the applicable terms of this Agreement.

Section 9.03.        Third Party Products or Services. For the avoidance of doubt, in no event will any assignment of a license hereunder or the licenses retained by a Divested Entity grant a license to products or services of a third party acquirer existing on or before the date of the divestment.

Section 9.05.        Prohibited Assignments Null and Void.  Any purported assignment in violation of Article IX shall be null and void ab initio and of no force and effect.

ARTICLE X
MISCELLANEOUS

Section 10.01.      Corporate Power; Facsimile Signatures.

(a)           Moon represents on behalf of itself and on behalf of other members of the Moon Group, and SpinCo represents on behalf of itself and on behalf of other members of the SpinCo Group, as follows:

(i)          each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)         this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(b)          Notwithstanding any provision of this Agreement, neither Moon nor SpinCo shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of any non-wholly owned Subsidiary of Moon or SpinCo, as the case may be (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

Section 10.02.      Governing Law; Submission to Jurisdiction; Waiver of Trial.

(a)          This Agreement, and all Actions (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the Law of the State of Delaware, without regard to the choice of law or conflicts of law principles thereof. The Parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of Delaware.

(b)          Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall not have jurisdiction, any federal court of the United States of America sitting in Delaware, or if jurisdiction is not then available in such federal court, then in any Delaware state court siting in New Castle County) and any appellate court from any appeal thereof (the “Chosen Courts”) in any Action arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Chosen Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in the Chosen Courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Chosen Courts. Each of the Parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents, to the fullest extent permitted by Law, to service of process in the manner provided for notices in Section 10.05. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.02(c).

Section 10.03.          Survival of Covenants.  Except as expressly set forth in this Agreement and liability for the breach of any obligations contained herein or therein, shall survive each of the Reorganization, the Distribution and the Merger, and shall remain in full force and effect.

Section 10.04.          Waivers of Default.  Any Party may, at any time prior to the Closing, by action taken by its board of directors, a committee thereof or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or (without limiting Section 10.11) agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement; provided, that unless the Merger Agreement shall have been terminated in accordance with its terms, any such waiver, amendment or modification by SpinCo shall be subject to the prior written consent of Clover. No waiver by any of the Parties of any breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 10.05.          Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

If to Moon then to:
Ingersoll-Rand plc
170/175 Lakeview Drive
Airside Business Park, Swords, Co. Dublin, Ireland
Attention: Evan M. Turtz
Email: Evan_Turtz@irco.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:	Scott A. Barshay Steven J. Williams
Email:	sbarshay@paulweiss.com; swilliams@paulweiss.com

If to SpinCo, then to:

800 Beaty Street
Building A
Davidson, North Carolina 28036
Attention: Legal Department

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Marni Lerner Mark Pflug
Email:	mlerner@stblaw.com; mpflug@stblaw.com

Section 10.06.      Severability.  If any provision of this Agreement, or the application of any provision to any Person or circumstance, is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 10.07.     Entire Agreement.  This Agreement, the other Transaction Documents, the Merger Agreement, the Confidentiality Agreement (as defined in the Merger Agreement), including any related annexes, Exhibits and Schedules, as well as any other agreements and documents referred to herein and therein, shall together constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

Section 10.08.          No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any rights or remedies under or by reason of this Agreement, except as provided in Article VII with respect to Moon Indemnities and SpinCo Indemniteees (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons); provided, however, that Clover shall be a third-party beneficiary of the rights of SpinCo as provided in this Agreement.

Section 10.09.          Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights under this Agreement. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

Section 10.10.          Expenses.  Except as otherwise expressly provided in this Agreement, the Separation Agreement or the other Transaction Documents or the Merger Agreement, each Party agrees that it shall be responsible for its own expenses incurred in conjunction with any activities under this Agreement.

Section 10.11.          Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by each of the parties hereto or thereto, as applicable. In addition, unless the Merger Agreement shall have been terminated in accordance with its terms, any such amendment or modification shall be subject to the written consent of Clover.

Section 10.12.          Rules of Construction. Unless the context of this Agreement otherwise requires:

(a)         (A) Words of any gender include each other gender and neuter form; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article,” “Section,” “Annex,” “Exhibit,” and “Schedule,” refer to the specified Article, Section, Annex, Exhibit, or Schedule  of this Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; (F) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (G) the word “or” shall be disjunctive but not exclusive.

(b)         References to Contracts (including this Agreement) and other documents or Laws shall be deemed to include references to such Contract, document or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions).

(c)          References to any federal, state, local, foreign or supranational statute or other Law shall include all regulations promulgated thereunder.

(d)          References to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(e)          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(f)          Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g)          The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)          The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(i)           All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP unless the context otherwise requires.

(j)           All monetary figures shall be in United States dollars unless otherwise specified.

Section 10.13.      Captions; Counterparts.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

Section 10.14.     Performance. Moon will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Moon Group. SpinCo will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the SpinCo Group. Each Party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 10.14 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take any action inconsistent with such Party’s obligations under this Agreement or the transactions contemplated hereby.

Section 10.15.      Rights in Bankruptcy.  To the fullest extent permitted by applicable Law, all rights and licenses granted under or pursuant to this Agreement, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States.  The Parties agree that, in the event of a bankruptcy of Licensor,  Licensee shall retain and may fully exercise all of its respective rights, remedies and elections under the U.S. Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protections for intellectual property rights.

Section 10.16.      Further Assurances. Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate this Agreement

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Trademark License Agreement to be executed by their duly authorized representatives.

INGERSOLL-RAND PLC

By:	/s/ Sara W. Brown
Name:	Sara W. Brown
Title:	Assistant Secretary

INGERSOLL-RAND U.S. HOLDCO, INC.

By:	/s/ Sara W. Brown
Name:	Sara W. Brown
Title:	Assistant Secretary

[Signature Page to Trademark Agreement]